Exhibit 1(b)

                             NORTHSTAR GROWTH FUND

                          Establishment and Designation
                 of an additional Class of Shares of Beneficial
                      Interest, Par Value $0.01 Per Share

The undersigned, being a majority of the Trustees of the Northstar Growth Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 9.3 of the Declaration of Trust dated June 2, 1995, as amended (the "Declaration of Trust"), hereby establish an additional Class of Shares of the Northstar Growth Fund (the "Fund"), and divide the shares of beneficial interest of the Fund into an additional class of shares, having the following special and relative rights:

          1. The additional class of shares of the Fund shall be designated "Northstar Growth Fund - Class I".

          2. The Class I shares of beneficial interest, par value $0.01 of the Fund (hereinafter "Class I shares"), shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Fund's Declaration of Trust, as amended, and shall be subject to all provisions thereof relating to shares of the Fund generally, and those set forth as follows:

                (a) Each share of Class I of beneficial interest of the Fund ("Share") shall be redeemable, shall represent a pro rata beneficial interest in the assets allocated to such class of shares of the Fund, and shall be entitled to receive its pro rata share of net assets allocable to such class of shares of the Fund upon liquidation of the Fund, all as provided in the Declaration of Trust.

                (b) Each share of Class I of benecial interest of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Fund shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, or when the Trustees have determined that the matter affects only the interest of Shareholders of a certain class, in which case only the Shareholders of such class shall be entitled to vote thereon or when otherwise required by the Fund's Multiple Class Plan adopted pursuant to Rule 18f-3 under the Act. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the Act or any successor rule and in the Declaration of Trust.

                (c) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should be properly allocated to the Class I Shares of the Fund may be charged to and borne solely by such Class of Shares and the bearing of expenses solely by such Class of Shares may be appropriately reflected and cause differences in net asset value

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                      ?????  ???? dividend, redemption and liquidation rights
                      of, Class I Shares.

                (d) Class I Shares may vary from the other Classes of Shares of the Fund as to conversion rights and the amount payable upon redemption as set forth in the then current prospectus for the Fund.

                (e) The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of the Shareholders of such Class.

          Pursuant to Section 9.3 of the Declaration of Trust, the foregoing amendment shall be effective upon filing with the office of the Secretary of State of the Commonwealth of Massachusetts.

          WITNESS your hands this twenty-third day of January, 1997.


___________________________                  _____________________________
      John G. Turner                                 Mark L. Lipson


___________________________                  _____________________________
      Paul S. Doherty                               Robert B. Goode, Jr.


___________________________                  _____________________________
      David W. Wallace                                 Walter H. May


___________________________                  _____________________________
      David W.C. Putnam                            Alan L. Gosule, Esq.


___________________________
      John R. Smith



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